                                                                   Exhibit 10.17


                                   TENANT COPY
                       FIRST AMENDMENT TO LEASE AGREEMENT

         This First Amendment to Lease Agreement (the "Amendment") is made and entered into as of June 2, 2000, by and between LEGACY-RECP SORRENTO OPCO, LLC, a Delaware limited liability company ("Landlord"), and WEBSENSE, Inc., a Delaware corporation ("Tenant"), with reference to the following facts.

                                    RECITALS

         A. Landlord and Tenant have entered into that certain Lease Agreement dated as of February 12, 2000 (the "Lease"), for the leasing of certain premises consisting of approximately 7,493 rentable square feet located at 10240 Sorrento Valley Road, Suite 150, San Diego, California (the "Original Premises") as such Original Premises are more fully described in the Lease.

         B. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the expansion of the Original Premises to include those certain premises consisting of approximately 2,214 rentable square feet located at 10240 Sorrento Valley Road, Suite 125, San Diego, California (the "Expansion Premises"), which Expansion Premises are depicted on the site plan attached hereto and made a part hereof as Exhibit A, all upon and subject to each of the terms, conditions, and provisions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. RECITALS: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

         2.       PREMISES.

                  2.1 Commencing on the earlier of: (a) the date Tenant commences business operations in the Expansion Premises, or (b) one-hundred
(100) days after the date of full execution and delivery of this Amendment by Landlord to Tenant (the "EP Commencement Date"), the Original Premises shall be expanded to include the Expansion.

                  2.2 For purposes of the Lease, from and after the EP Commencement Date, the "Premises" as defined in the Lease shall mean and refer to the aggregate of the Original Premises and the Expansion Premises consisting of a combined total of approximately 9,707 rentable square feet located at 10240 Sorrento Valley Road, Suites 125 and 150, San Diego, California. Accordingly, from and after the EP Commencement Date, all references in this Amendment and in the Lease to the term "Premises" shall mean and refer to the Original Premises and the Expansion Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the EP Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 9,707 rentable square feet. in addition to the foregoing, it is the parties express intention that the expiration of the Term of the Lease for the Original Premises and the Expansion Premises be extended to August 31, 2003 and that any option or renewal term described in the Lease shall be applicable to both the Premises and the Expansion Premises.

                  2.3 Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall neither be subject to any liability, nor shall the validity of the Lease be affected if Landlord is not able to deliver to Tenant possession of the Expansion Premises by the EP Commencement Date. Provided, however, Tenant's obligation to pay Rent on the Expansion Premises shall commence on the date possession is tendered.

         3. BASE RENT: The Basic Lease Information and Section 3 of the Lease are hereby modified to provide that from and after the EP Commencement Date the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 3 of the Lease shall be as follows:


------------------------------- ---------------------------- ---------------------------- ----------------------------
                                ORIGINAL PREMISES            EXPANSION PREMISES           *AGGREGATE AMOUNT OF
PERIOD                          MONTHLY BASE RENT            MONTHLY BASE RENT            MONTHLY BASE RENT
------------------------------- ---------------------------- ---------------------------- ----------------------------
EP Commencement                 $ 9,891.00                   $2,922.00                    $12,813.00
Date to August 31, 2001
------------------------------- ---------------------------- ---------------------------- ----------------------------
9/1/01 - 8/31/02                $10,286.00                   $3,039,00                    $13,325.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
9/1/02 - 8/31/03                $10,698.00                   $3,161.00                    $13,859.00
------------------------------- ---------------------------- ---------------------------- ----------------------------


         Notwithstanding the foregoing, the Base Rent for the following months of occupancy shall be abated: (A) For the Original Premises, the second, third and fourth months following the Commencement date (as defined in the Lease for the Original Premises) shall be free of Base Rent; and (B) For the Expansion Premises, the first month following the EP Commencement Date shall be free of Base Rent. The initial monthly Base Rent for any extended or option term shall be determined in accordance with Addendum 1 to the Lease for both the Premises and Expansion Premises.

         4. ADVANCE BASE RENT: Concurrently with Tenant's execution of this Amendment, Tenant Landlord the amount of $2,922.00, which shall represent Tenant's first monthly installment of Base Rent payable for the Expansion Premises.

         5. CONDITION OF THE EXPANSION PREMISES: Subject to the provisions of Section 2 above, on the EP Commencement Date Landlord shall deliver to Tenant possession of the Expansion Premises in its then existing condition and state of repair, "AS IS", and Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Expansion Premises except as otherwise set forth in EXHIBIT B hereto. The Tenant Improvements (defined in EXHIBIT B) shall be installed in accordance with the terms, conditions, criteria and provisions set forth in EXHIBIT B. Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. By taking possession of the Expansion Premises, Tenant shall be deemed to have accepted the Expansion Premises in good condition and state of repair. Tenant expressly acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Expansion Premises for the conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the Expansion Premises, Building, or Park or have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein.

         6. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Amendment, Tenant shall deposit with Landlord the sum of $2,922.00 (the "EP Security Deposit"). The EP Security Deposit shall be added to the Security Deposit presently being held by Landlord under the Lease in the amount of $9,891.00 (the "Original Security Deposit"). The aggregate amount of the EP Security Deposit and the Original Security Deposit is 12,813.00. From and after the EP Commencement Date, the term "Security Deposit" shall mean and refer to the aggregate of the EP Security Deposit and the Original Security Deposit in the amount of 12,813.00. The EP Security Deposit shall be subject to, and the use and application thereof governed by, Section 41 of the Lease.

         7. TENANT'S SHARE OF OPERATING EXPENSES: As of the EP Commencement Date, the Lease shall be modified to provide that Tenant's Share of Operating Expenses (as defined in the Basic Lease Information and Section 6.1 of the Lease) shall be increased to 14.9% of Building 10240 and 8.0% of the Park.

         8. TENANT'S SHARE OF TAX EXPENSES: As of the EP Commencement Date, the Lease shall be modified to provide that Tenant's Share of Tax Expenses (as defined in the Basic Lease Information and Section 6.2 of the Lease) shall be increased to 8.0% of the Park.

         9. TENANT'S SHARE OF UTILITY EXPENSES: As of the EP Commencement Date, the Lease shall be modified to provide that Tenant's Share of Utility Expenses (as defined in the Basic Lease Information and Section 7 of the Lease) shall be increased to 14.9% of Building 10240 and 8.0% of the Park.

         10. TENANT'S SHARE OF COMMON AREA UTILITY COSTS: As of the EP Commencement Date, the Lease shall be modified to provide that Tenant's Share of Common Area Utility Costs (as defined in the Basic Lease Information and Section 7 of the Lease) shall be increased to 8.0% of the Park.

         11. UNRESERVED PARKING SPACES: As of the EP Commencement Date, the Lease shall be modified to provide that Tenant's Unreserved Parking Spaces (as defined in the Basic Lease Information) shall be increased to thirty-seven (37).

         12. INSURANCE: Tenant shall deliver to Landlord, upon execution of this Amendment, a certificate of insurance evidencing that the Expansion Premises are included within and covered by Tenant's insurance policies required to be carried by Tenant pursuant to the Lease.

         13. BROKERS: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord, except for CB Richard Ellis ("Tenant's Broker"). If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, other than Tenant's Broker, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys' fees and costs.

         14. LETTER OF CREDIT: As of the EP Commencement Date, Tenant shall increase the amount of the Letter of Credit (as defined in Section 4 of the Lease) by $14,567.00. The amount "$9,860.00" is hereby deleted from the last sentence of the Lease and replaced with the amount of "12,773.00". in addition to the provisions of Section 5(E) of Exhibit B of the Lease, the amount of the Letter of Credit shall be increased by Tenant by an amount equal to the Excess Tenant Improvement Costs as described in Section 5(E) of Exhibit B to this Amendment.

         15. EFFECT OF AMENDMENT: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. in the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

         16. DEFINITIONS: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

         17. AUTHORITY: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

         18. INCORPORATION: The terms and provisions of the Lease are hereby incorporated in this Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Tenant:                                     Landlord:
WEBSENSE, INC.                              Legacy-RECP Sorrento OPCO, LLC
a Delaware Corp.                            a Delaware limited liability company
By:                                         By: Legacy Partners Commercial, Inc.
    ---------------------------------           As Agent and Manager of Landlord
Its:
    ---------------------------------
Date:                                       By:
      -------------------------------          ---------------------------------
                                            Its:
                                                --------------------------------
By:                                         Date:
    ---------------------------------            -------------------------------
Its:
    ---------------------------------
Date:
     --------------------------------

                                   EXHIBIT "A"


                                   [DRAWINGS]

                          EXHIBIT B TO LEASE AGREEMENT
                               TENANT IMPROVEMENTS


         This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to that certain First Amendment to Lease Agreement dated June 2, 2000 (the "Lease"), by and between Lincoln-RECP Sorrento OPCO, LLC, a Delaware limited liability company ("Landlord"), and WEBSENSE, INC., a Delaware corporation ("Tenant"), for the leasing of certain Expansion Premises located at 10240 Sorrento Valley Road, Suite 125, San Diego, California (the "Expansion Premises"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

         1. TENANT TO CONSTRUCT TENANT IMPROVEMENTS. Subject to the provisions below, Tenant shall be solely responsible for the planning, construction and completion of the Interior tenant Improvements ("Tenant Improvements") to the Expansion Premises in accordance with the terms and conditions of this EXHIBIT B. The Tenant Improvements shall not include any of Tenant's personal property, trade fixtures, furnishings, equipment or similar items.

         2.       TENANT IMPROVEMENT PLANS.

                  A. PRELIMINARY PLANS AND SPECIFICATIONS. Promptly after execution of the Lease, Tenant shall retain a licensed and Insured architect ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within five (5) days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

                  B. FINAL PLANS AND SPECIFICATIONS. After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare in twenty (20) days following Landlord's approval of the Final Preliminary Plans and Specifications the final working architectural and engineering plans, specifications and drawings, ("Final Plans and Specifications") for the Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five (5) days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents".

                  C. MISCELLANEOUS. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's Interest in doing so is to protect the Expansion Premises, the Building and Landlord's Interest. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

                  D. BUILDING STANDARD WORK. The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord's building standard materials, quantities and procedures then in use by Landlord ("Building Standards") at the Building, and shall consist of improvements which are generic in nature.

                  E. CONSTRUCTION AGREEMENTS. Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

         3. PERMITS. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Expansion Premises and/or the Building.

         4.       CONSTRUCTION.

                  A. Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  B. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall employ a licensed, insured and bonded general contractor ("Contractor") to construct the Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor and subcontractors shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Proof that the Contractor is licensed in California, is bonded as required under California law, and has the insurance specified in EXHIBIT B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of EXHIBIT B-1.

                  C. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord's reasonable satisfaction:

                           (i)      An estimated budget and cost breakdown for
the Tenant Improvements.

                           (ii)     Estimated completion schedule for the Tenant
Improvements.

                           (iii)    Copies of all required approvals and permits
from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application thereof, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

                           (iv)     Evidence of Tenant's procurement of
insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

                  D. Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

                  E. Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until five
(5) business days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-responsibility.

                  F. Tenant acknowledges and agrees that the agreements and covenants of Tenant in Sections 10 and 9 of the Lease shall be fully applicable to Tenant's construction of the Tenant Improvements.

                  G. Tenant shall maintain, and cause to be maintained, during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in EXHIBIT B-1 and in Section 12 of the Lease, together with builders' risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

                  H. No materials, equipment or fixtures shall be delivered to or installed upon the Expansion Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                  I. Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

                  J. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord's reasonable satisfaction:

                           (i)      Any certificates required for occupancy,
including a permanent and complete Certificate of Occupancy issued by the City of San Diego.

                           (ii)     A Certificate of Completion signed by the
Architect who prepared the Construction Documents, reasonably approved by Landlord.

                           (iii)    A cost breakdown itemizing all expenses for
the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

                           (iv)     Final and unconditional mechanic's lien
waivers for all the Tenant Improvements.

                           (v)      A Notice of Completion for execution by
Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the

County of San Diego, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

                           (vi)     A true and complete copy of all as-built
plans and drawings for the Tenant Improvements.

         5.       TENANT IMPROVEMENT ALLOWANCE.

                  A. Subject to Tenant's compliance with the provisions of this EXHIBIT B, Landlord shall provide to Tenant an allowance in the amount of Seventeen Thousand Seven Hundred Twelve dollars ($17,712.00) (the "Tenant Improvement Allowance") to construct and install only the Tenant Improvements. The Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and Install the Tenant Improvements and for no other purpose. However, the cost to demise the security panel closet within the Expansion Premises shall be paid by Landlord in its entirety, and said cost shall not be deducted from the Tenant Improvement Allowance. Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the Tenant Improvement Allowance unless and until the Construction Documents have been approved by Landlord and Tenant has complied with all requirements set forth in Paragraph 4.C. of this EXHIBIT B. in addition to the foregoing, Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a progress payment request pursuant to the terms and conditions of Section 5.B. below prior to that date which is six (6) months after the Lease Commencement Date (as such term is defined in the Basic Lease Information and Section 2 of the Lease). The costs to be paid out of the Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the Tenant Improvements (the "Tenant Improvement Costs"), including all of the following:

                           (i)      All costs of the Preliminary Plans and
Specifications, the Final Plans and Specifications, and the Construction Documents, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation:

                           (ii)     All costs of obtaining building permits and
other necessary authorizations from local governmental authorities;

                           (iii)    All costs of Interior design and finish
schedule plans and specifications including as-built drawings, if applicable;

                           (iv)     All direct and indirect costs of procuring,
constructing and installing the Tenant Improvements in the Expansion Premises, Including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the Tenant Improvements; provided, however, that the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services shall not exceed amounts which are reasonable and customary for such items in the local construction industry;

                           (v)      All fees payable to the Architect and any
engineer if they are required to redesign any portion of the Tenant Improvements following Tenant's and Landlord's approval of the Construction Documents;

                           (vi)   Utility connection fees;

                           (vii)    Inspection fees and filing fees payable to
local governmental authorities, if any;

                           (viii)   All costs of all permanently affixed
equipment and non-trade fixtures provided for in the Construction Documents, including the cost of Installation; and,

                           (ix)     A construction management fee payable to
Landlord in the amount of three percent (3%) of the aggregate of the principal amount of the Amortized Excess TI Costs (defined below) and the Tenant Improvement Allowance (the "CM Fee").

The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained herein below.

                  B.       Except for payment of the CM Fee, and subject to
Section 5.A. above, Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Costs paid or incurred by Tenant. Payment of the CM Fee shall be the first payment from the Tenant Improvement Allowance and shall be made by means of a deduction or credit against the Tenant Improvement Allowance. All other payments of the Tenant Improvement Allowance shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics' lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics' lien release, executed by the Contractor and all subcontractors, labor suppliers and materialmen; (b) receipt by Landlord of unconditional mechanics' lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work; (c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant's request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord's agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord. Except for the CM Fee payment (credit), Tenant Improvement Allowance progress payments shall be paid to Tenant within fourteen (14) days from the satisfaction of the conditions set forth in the immediately preceding sentence. The preceding notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord's approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within fourteen (14) days following Landlord's receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain five percent (5%) of the Tenant Improvement Allowance or of any Tenant Improvement Allowance progress payment until the lien-free expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

                  C. Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention Tenant is in default of this Lease. Such payments shall resume upon Tenant curing any such default within the time periods which may be provided for in the Lease.

                  D. Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

                  E. The term "Excess Tenant Improvement Costs" as used herein shall mean and refer to the aggregate of the amount by which the actual Tenant Improvement Costs exceed the Tenant Improvement Allowance. A portion of the Excess Tenant Improvement Costs up to a maximum amount of Six Thousand Six Hundred Forty-two dollars ($6,642.00) shall be paid by Landlord in the same manner as the Tenant Improvement Allowance and such Excess Tenant Improvement Costs will then be amortized over the initial term of the Lease at the rate of eleven percent (11%) per annum and such amortized amount (including interest charges) shall be paid by Tenant to Landlord with, and as part of, the Base Rent for the Expansion Premises in accordance with the provisions and requirements of
Section 3 of the Lease (the "Amortized Excess Costs"). Notwithstanding any provision to the contrary, however, Tenant shall pay to Landlord such amortized amount during the entire initial term of the Lease, regardless if Base Rent is or is not abated. Within two (2) weeks after the Tenant Improvements have been substantially completed and the actual Tenant Improvement Costs are known, the parties shall execute and deliver a written amendment to the Lease, in the form acceptable to the parties,


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


wherein there shall be specified, INTER ALIA, the amount of the Base Rent payable by Tenant during the initial term of the Lease after taking into account the amount of the Amortized Excess Costs. Tenant shall promptly pay any and all Excess Tenant Improvement Costs in excess of the principal amount of the Amortized Excess Costs.

         6. TERMINATION. If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, Including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated Into the Building.

         7. LEASE PROVISIONS; CONFLICT. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this EXHIBIT B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 29 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.


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


                                   EXHIBIT B-1
                       CONSTRUCTION INSURANCE REQUIREMENTS


         Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

         A. Workers' Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

         B. Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Expansion
Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

                  Bodily Injury, Property Damage, and

                  Personal Injury Liability          $2,000,000/each occurrence
                                                     $3,000,000/aggregate

                  * Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

                  Coverage should include protection for Explosion, Collapse and Underground Damage.

         C. Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

                  Bodily Injury and Property         $1,000,000/each occurrence
                  Damage Liability                   $2,000,000/aggregate

                  This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

         D. Umbrella Liability Insurance in a minimum amount of five million dollars ($5,000,000), providing excess coverage on a following-form basis over the Employer's Liability limit in Paragraph A and the liability coverages outlined in Paragraphs B and C.

         E. Equipment and Installation coverages in the broadest form available covering Contractor's tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

         All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear. All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of California, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord, (3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders, and (5) comply with the requirements of Sections 12.2,
12.3 and 12.4 of the Lease to the extent such requirements are applicable.


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